UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2016

BIM HOMES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-55489	47-4184146
(Commission File Number)	(IRS Employer Identification No.)

3136 Mission Gorge Road, Suite 111 San Diego, CA	92120
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (858) 459-1133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01. Changes in Control of Registrant.

Effective June 17, 2016, certain stockholders and warrant holders of BIM Homes, Inc. (the “Company”) sold an aggregate of 2,495,000 shares of the Company’s common stock and warrants to purchase 2,495,000 shares of the Company’s common stock, resulting in a change of control of the Company. The purchasers and the respective number of securities purchased were as follows:

Name of Purchaser	No. of Shares Purchased	No. of Warrants Purchased	Aggregate Consideration Paid for Shares and Warrants	Percent of Outstanding Shares Held by Purchaser as a Result of Purchase (1)
Armada Enterprises GP, LLC (“Armada”)	2,000,000	2,000,000	$200,000	76.0%
Jason Offenhartz	75,000	75,000	7,500	2.9%
RNG Studio, Inc.	370,000	370,000	37,000	14.1%
MC 2 Consulting, Inc.	50,000	50,000	5,000	1.9%

(1)	Based on 2,630,000 shares outstanding as of June 17, 2016.

Each of the purchasers used its or his own funds for the respective purchase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIM HOMES, INC.

Dated: June 24, 2016	/s/ Daniel Masters
Daniel Masters
President and CEO